U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                              Amendment Number One

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  April 6, 2001
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                        Socrates Technologies Corporation
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             (Exact name of registrant as specified in its charter)

            Delaware                  0-26614               54-1707718
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(State or other jurisdiction of     (Commission          (I.R.S. Employer
incorporation or organization)     File Number)        Identification No.)

  8133 Leesburg Pike, Suite 770, Vienna, VA                  22182
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  (Address of principal executive offices)                (Zip code)

               Registrant's telephone number, including area code:
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                                 (703) 288-6500

          Former name or former address, if changed since last report:
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                        Socrates Technologies Corporation
                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.  Changes in Control of Registrant.
         None.

Item 2.  Acquisition or Disposition of Assets.
         None.

Item 3.  Bankruptcy or Receivership.

         None.

Item 4.  Changes in Registrant's Certifying Accountant.

         Effective April 6, 2001, the accounting firm of Grant Thornton, LLP ("Grant") resigned as the independent certified public accountants for Registrant and its subsidiaries. The Company has not filed its annual report on Form 10-K for the fiscal year ended December 31, 2000. As of the date of this filing, Grant had not performed any services for the audit of the Company's fiscal year ended December 31, 2000.

         Grant issued reports on the financial statements of the Registrant as of and for the fiscal year ended December 31, 1999 and the three-month period ended December 31, 1998. These reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

         The resignation of Grant occurred without action by the board of directors or any committee of the board of directors of the Registrant.

         During the Registrant's two fiscal years listed above and the interim period through the date of Grant's resignation, there were no disagreements between the Registrant and Grant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to Grant's satisfaction) would have caused Grant to make reference to the subject matter or matters of the disagreement in connection with its reports on Registrant's financial statements for such periods.

         Grant advised the Registrant of reportable conditions related to weaknesses in internal controls for the fiscal year ended December 31, 1999 and the three-month period ended December 31, 1998 in letters dated March 3, 2000 and April 5, 1999, respectively. The reportable conditions for both the fiscal year ended December 31, 1999 and the three- month period ended December 31, 1998 can be categorized as follows:

         1. A decentralized accounting system characterized by a lack of a uniform financial reporting software package for all of the Registrant's subsidiaries hindering management's financial oversight capabilities and causing financial reporting delays.

         2. Inadequate policies and procedures over corporate recordkeeping.

         3. A lack of qualified accounting personnel resulting in a lack of segregation of duties at certain subsidiaries and hindering the Registrant's ability to prepare and files its periodic financial reports on a timely basis.
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         Grant advised management and the Board of Directors of the Registrant of a reportable condition which arose during the course of their review of the interim period ended June 30, 2000 in a letter to the audit committee of the Registrant dated September 1, 2000. The letter reiterated comments made in previous letters issued in connection with audits of the Registrant's financial statement audits for the periods ended December 31, 1998 and December 31, 1999. Specifically, the letter noted the lack of qualified accounting and finance personnel and the adverse impact on the Registrant's ability to provide timely and accurate financial reporting for use by management in making business decisions and for external financial reporting purposes. Additionally, the letter described certain journal entries made by a former executive of the Registrant which necessitated a reversal of such entries prior to the filing of the related Form 10-Q for the quarter ended June 30, 2000 as such journal entries could not be supported. All adjusting journal entries proposed by Grant were recorded by the Registrant prior to filing the Form 10-Q for the quarter ended June 30, 2000.

         A letter from Grant Thornton, LLP agreeing with the foregoing disclosure is filed as an exhibit to this Form 8-K.

         Registrant has not yet engaged an accounting firm as a successor to Grant.

         The Registrant's management and operations experienced frequent turnover and dislocations during the period of FY 1999 and 2000. These changes coupled with the Company's limited resources severely hampered Registrants ability to fully implement the Company's financial systems and controls although registrant has attempted to remedy such shortcomings during FY 1999/2000.


Item 5.  Other Events.
None

Item 6. Resignation of Directors.

Ashok Rattehalli resigned as a director and president of Registrant, effective April 7, 2001. Andreas Keller, the Registrant's chief financial officer, was appointed Chief Executive Officer of the Registrant on April 7, 2001. Mr. Keller is the sole officer and director of the Registrant as of April 7, 2001.

Item 7. Financial Statements, Pro Forma Financial Information Exhibits: None


         16.1     Letter dated April 23, 2001 from Grant Thornton, LLP


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 23, 2001
                                         /s/ Andreas A. Keller
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                                         Andreas A. Keller, Chief Executive
                                         Officer